Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 302-2255

Edison International Reports First Quarter 2023 Results

●	First Quarter 2023 GAAP earnings per share of $0.81; Core EPS of $1.09
●	Completed significant portion of EIX 2023 financing plan with $500 million junior subordinated notes issuance
●	Affirmed 2023 EPS guidance of $4.55-$4.85 and long-term EPS growth rate target of 5%-7% for 2021-2025

ROSEMEAD, Calif., May 2, 2023 — Edison International (NYSE: EIX) today reported first-quarter net income of $310 million, or $0.81 per share, compared to net income of $84 million, or $0.22 per share, in the first quarter of 2022. As adjusted, first-quarter core earnings were $416 million, or $1.09 per share, compared to core earnings of $407 million, or $1.07 per share, in the first quarter of 2022.

Southern California Edison’s first-quarter core earnings per share (EPS) increased year over year, primarily due to revenue from the escalation mechanism set forth in the 2021 General Rate Case final decision, partially offset by higher net interest expense.

Edison International Parent and Other’s first-quarter core loss per share increased year over year, primarily due to higher interest expense.

“We are pleased with our start to the year and are confident in affirming our 2023 core EPS guidance range,” said Pedro J. Pizarro, president and CEO of Edison International. “We continue to see a number of positives for the company in the near term and long term, which make us excited for the company’s future.”

Pizarro added, “In the near term, SCE continues its diligent execution of its Wildfire Mitigation Plan and has reduced the probability of losses from catastrophic wildfires by 75% to 80% compared to pre-2018 levels, predominantly from grid hardening measures that allow the utility to mitigate risk while keeping electricity flowing to customers. In the long term, transportation electrification is a key driver of SCE’s investment in the grid and for enabling customer affordability. We are already seeing customers start to embrace and adopt electric vehicles today — including operators of medium- and heavy-duty vehicle fleets.”

Edison International uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports First Quarter 2023 Financial Results

2023 Financing Plan

In March, Edison International Parent accomplished a significant portion of its 2023 financing plan by issuing $500 million of junior subordinated notes, due in 2053, which provide approximately $250 million of equity content, as viewed by rating agencies. The transaction was in line with company expectations and was significantly oversubscribed. The company expects to raise any additional equity this year through its internal programs, which are estimated to generate approximately $100 million. The total expected equity content is consistent with the $300 million to $400 million of equity content identified in the company’s 2023 financing plan.

2023 Earnings Guidance

The company affirmed its earnings guidance range for 2023 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2023 Earnings Guidance		2023 Earnings Guidance
	as of Feb. 23, 2023		as of May 2, 2023
	Low	High	Low	High
EIX Basic EPS	$4.55	$4.85	$4.27	$4.57
Less: Non-core Items*	–	–	(0.28)	(0.28)
EIX Core EPS	$4.55	$4.85	$4.55	$4.85

* There were ($106) million, or ($0.28) per share of non-core items recorded for the three months ended March 31, 2023. Basic EIX EPS guidance only incorporates non-core items to March 31, 2023.

First Quarter 2023 Earnings Conference Call and Webcast Details

When:	Tuesday, May 2, 2023, 1:30-2:30 p.m. (Pacific time)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-866-405-7290 (U.S.) and 1-203-369-0603 (Int’l) — Passcode: 7345
Telephone replay available through May 17, 2023, at 6 p.m. (Pacific time)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation and Form 10-Q to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy LLC, a global energy advisory firm engaged in the business of providing integrated decarbonization and energy solutions to commercial, industrial and institutional customers.

Edison International Reports First Quarter 2023 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

●	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates;
●	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
●	risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff ("PSPS") and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
●	risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
●	ability of SCE to maintain a valid safety certification;
●	ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties;
●	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
●	risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
●	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;

Edison International Reports First Quarter 2023 Financial Results

●	decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
●	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;
●	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
●	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
●	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
●	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
●	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs) ;
●	risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties is contained in Edison International and SCE’s most recent combined Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Report(s) on Form 10-Q filed with the Securities and Exchange commission, including the "Risk Factors" sections. Readers are urged to read this entire release as well as the most recent Form 10-K and Form 10-Q (including information incorporated by reference), and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports First Quarter 2023 Financial Results

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended
	March 31,
	2023	2022	Change
Earnings (loss) per share attributable to Edison International
SCE	$0.97	$0.38	$0.59
Edison International Parent and Other	(0.16)	(0.16)	—
Edison International	0.81	0.22	0.59
Less: Non-core items
SCE	(0.32)	(0.85)	0.53
Edison International Parent and Other	0.04	—	0.04
Total non-core items	(0.28)	(0.85)	0.57
Core earnings (loss) per share
SCE	1.29	1.23	0.06
Edison International Parent and Other	(0.20)	(0.16)	(0.04)
Edison International	$1.09	$1.07	$0.02

Note: Diluted earnings were $0.81 and $0.22 per share for the three months ended March 31, 2023 and 2022.

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended
	March 31,
(in millions)	2023	2022	Change
Net income (loss) attributable to Edison International
SCE	$370	$147	$223
Edison International Parent and Other	(60)	(63)	3
Edison International	310	84	226
Less: Non-core items
SCE[1,2,3]	(124)	(323)	199
Edison International Parent and Other[4]	18	—	18
Total non-core items	(106)	(323)	217
Core earnings (loss)
SCE	494	470	24
Edison International Parent and Other	(78)	(63)	(15)
Edison International	$416	$407	$9

[1]

Includes charges of $90 million ($65 million after-tax) and $396 million ($285 million after-tax) for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries, for the three months ended March 31, 2023 and 2022, respectively.

[2]

Includes charges of $52 million ($38 million after-tax) and $53 million ($38 million after-tax) from the amortization of SCE's contribution to the Wildfire Insurance Fund, for the three months ended March 31, 2023 and 2022, respectively.

[3]

Includes a charge of $30 million ($21 million after-tax) for estimated losses related to the reasonableness review of recorded San Onofre Units 2 and 3 decommissioning costs in the 2021 NDCTP for the three months ended March 31, 2023.

[4]	Includes customer revenues of $22 million ($18 million after-tax) related to an EIS insurance contract for the three months ended March 31, 2023.

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Edison International Reports First Quarter 2023 Financial Results

Consolidated Statements of Income

	Three months ended
	March 31,
(in millions, except per-share amounts)	2023	2022
Operating revenue	$3,966	$3,968
Purchased power and fuel	1,318	1,037
Operation and maintenance	1,084	1,487
Wildfire-related claims, net of insurance recoveries	96	425
Wildfire Insurance Fund expense	52	53
Depreciation and amortization	656	583
Property and other taxes	140	126
Other operating income	—	(2)
Total operating expenses	3,346	3,709
Operating income	620	259
Interest expense	(361)	(246)
Other income	119	68
Income before income taxes	378	81
Income tax expense (benefit)	13	(55)
Net income	365	136
Less: Preference stock dividend requirements of SCE	29	26
Less: Preferred stock dividend requirement of Edison International	26	26
Net income attributable to Edison International common shareholders	$310	$84
Basic earnings per share:
Weighted average shares of common stock outstanding	383	381
Basic earnings per common share attributable to Edison International common shareholders	$0.81	$0.22
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	384	382
Diluted earnings per common share attributable to Edison International common shareholders	$0.81	$0.22

Edison International Reports First Quarter 2023 Financial Results

Consolidated Balance Sheets	Edison International

	March 31,	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$836	$914
Receivables, less allowances of $323 and $347 for uncollectible accounts at respective dates	1,451	1,695
Accrued unbilled revenue	766	641
Inventory	500	474
Prepaid expenses	311	248
Regulatory assets	2,817	2,497
Wildfire Insurance Fund contributions	204	204
Other current assets	325	397
Total current assets	7,210	7,070
Nuclear decommissioning trusts	4,093	3,948
Marketable securities	2	5
Other investments	62	50
Total investments	4,157	4,003
Utility property, plant and equipment, less accumulated depreciation and amortization of $12,505 and $12,260 at respective dates	53,955	53,274
Nonutility property, plant and equipment, less accumulated depreciation of $108 and $106 at respective dates	215	212
Total property, plant and equipment	54,170	53,486
Regulatory assets (include $827 and $834 related to Variable Interest Entities "VIEs" at respective dates)	8,151	8,181
Wildfire Insurance Fund contributions	2,104	2,155
Operating lease right-of-use assets	1,346	1,442
Long-term insurance receivables	458	465
Other long-term assets	1,258	1,239
Total long-term assets	13,317	13,482

Total assets	$78,854	$78,041

Edison International Reports First Quarter 2023 Financial Results

Consolidated Balance Sheets	Edison International

	March 31,	December 31,
(in millions, except share amounts)	2023	2022
LIABILITIES AND EQUITY
Short-term debt	$1,645	$2,015
Current portion of long-term debt	2,214	2,614
Accounts payable	1,795	2,359
Wildfire-related claims	75	121
Customer deposits	172	167
Regulatory liabilities	425	964
Current portion of operating lease liabilities	420	506
Other current liabilities	1,620	1,601
Total current liabilities	8,366	10,347
Long-term debt (include $809 related to VIEs at both dates)	29,442	27,025
Deferred income taxes and credits	6,280	6,149
Pensions and benefits	413	422
Asset retirement obligations	2,733	2,754
Regulatory liabilities	8,555	8,211
Operating lease liabilities	926	936
Wildfire-related claims	1,600	1,687
Other deferred credits and other long-term liabilities	2,990	2,988
Total deferred credits and other liabilities	23,497	23,147
Total liabilities	61,305	60,519
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at respective dates)	1,978	1,978
Common stock, no par value (800,000,000 shares authorized; 382,659,081 and 382,208,498 shares issued and outstanding at respective dates)	6,223	6,200
Accumulated other comprehensive loss	(9)	(11)
Retained earnings	7,456	7,454
Total Edison International's shareholders' equity	15,648	15,621
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,549	17,522

Total liabilities and equity	$78,854	$78,041

Edison International Reports First Quarter 2023 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$365	$136
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	676	624
Allowance for equity during construction	(36)	(30)
Deferred income taxes	12	(55)
Wildfire Insurance Fund amortization expense	52	53
Other	8	11
Nuclear decommissioning trusts	(19)	(34)
Changes in operating assets and liabilities:
Receivables	227	130
Inventory	(29)	(14)
Accounts payable	(508)	(84)
Tax receivables and payables	(9)	54
Other current assets and liabilities	(329)	(30)
Derivative assets and liabilities, net	(99)	35
Regulatory assets and liabilities, net	(296)	259
Wildfire-related insurance receivable	—	(96)
Wildfire-related claims	(133)	(196)
Other noncurrent assets and liabilities	28	29
Net cash (used in) provided by operating activities	(90)	792
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $19 and $20 for the respective periods	1,681	1,713
Long-term debt repaid	(401)	(365)
Short-term debt repaid	(600)	(518)
Common stock issued	10	4
Commercial paper borrowing (repayments), net	960	(306)
Dividends and distribution to noncontrolling interests	(29)	(32)
Common stock dividends paid	(277)	(262)
Preferred stock dividends paid	(52)	(46)
Other	24	17
Net cash provided by financing activities	1,316	205
Cash flows from investing activities:
Capital expenditures	(1,324)	(1,207)
Proceeds from sale of nuclear decommissioning trust investments	951	867
Purchases of nuclear decommissioning trust investments	(932)	(833)
Other	—	16
Net cash used in investing activities	(1,305)	(1,157)
Net decrease in cash, cash equivalents and restricted cash	(79)	(160)
Cash, cash equivalents and restricted cash at beginning of period	917	394
Cash, cash equivalents and restricted cash at end of period	$838	$234